EXHIBIT 10.6
Imation Corp. 2005 Stock Incentive Plan
Amendment to Restricted Stock Award Agreement
     This Amendment to Restricted Stock Award Agreement (the “Amendment”), effective as of                                         , 2006, between Imation Corp., a Delaware corporation (the “Company”) and                                         , an employee of the Company or one of its Affiliates (the “Participant”).
     WHEREAS, pursuant to a Restricted Stock Award Agreement effective as of                                          (the “Agreement”), the Company granted to Participant a restricted stock award of                      shares of the Company’s common stock, par value $.01 per share, subject to the terms and conditions set forth in the Agreement and in accordance with the terms and conditions of the Imation Corp. 2005 Stock Incentive Plan (the “Plan”).
     WHEREAS, Section 3 of the Plan provides that the Committee administering the Plan (the “Committee”) has full power and authority, subject to the express provisions of the Plan and applicable law, to amend the terms and conditions of any award granted under the Plan.
     WHEREAS, pursuant to Section 3 of the Plan, the Committee has determined to amend the Agreement in the manner set forth below.
     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Participant hereby agree to amend the Agreement as follows:
     1. Section 3 of the Agreement is hereby amended in its entirety to read as follows:
     Section 3. Vesting; Forfeiture.
          (a) Vesting. Subject to the terms and conditions of this Agreement, and except as otherwise provided in Section 3(c) hereof, twenty five percent (25%) of the Shares shall vest, and the restrictions with respect to the Shares shall lapse, on each of the first, second, third and fourth anniversaries of the Effective Date if the Participant remains continuously employed by the Company or a subsidiary of the Company until such respective vesting dates.
          (b) Forfeiture. Except as otherwise provided in Section 3(c) hereof, if the Participant ceases to be employed by the Company and all subsidiaries of the Company for any reason prior to the vesting of the Shares pursuant to Section 3(a) hereof, Participant’s rights to all of the unvested Shares shall be immediately and irrevocably forfeited, including the right to vote such Shares and the right to receive dividends on such Shares.
          (c) Change of Control. Notwithstanding the vesting and forfeiture provisions contained in Sections 3(a) and 3(b) hereof, but subject to the other terms and conditions set forth in this Agreement, in the event the Company or a subsidiary terminates the Participant’s employment with the Company and all subsidiaries of the Company for any reason other than death, Disability or Termination for Cause within two (2) years following a Change of Control, the Participant shall become immediately vested in all of the Shares, and the restrictions with respect to the Shares shall lapse, as of the date of such termination of employment. In the event that the provisions of this Section 3(c) result in “payments” that are finally and conclusively determined by a court or Internal Revenue Service proceeding to be subject to the excise tax imposed by Section 4999 of the Code, and the Participant has not received any additional cash payment from the Company relating thereto under the provisions of Section 6 of the Severance Agreement between the Company and the Participant (the “Severance Agreement”), the Company shall pay to the Participant an additional amount such that the net amount retained by the Participant following realization of all compensation under the Plan that resulted in such “payments,” after allowing for the amount of such excise tax and any additional federal, state and local income and employment taxes paid on the additional amount, shall be equal to the net amount that would otherwise have been retained by the Participant if there were no excise tax imposed by Section 4999 of the Code. If the Participant receives any additional cash payment from the Company under Section 6 of the Severance Agreement, the foregoing sentence shall be of no force or effect and the provisions of the Severance Agreement shall be deemed to supersede the foregoing sentence in its entirety.
          (d) Early Vesting. Except as provided in Section 3(c) hereof or unless otherwise determined by the Committee in its sole discretion, and notwithstanding any provisions contained in the Severance Agreement, in no event will any of the Shares vest prior to their respective vesting dates set forth in Section 3(a) hereof. Without limiting the generality of the foregoing, the Company and the Participant hereby expressly acknowledge and agree that the provisions of Section 5(i)(d) of the Severance Agreement shall not apply to the Shares or to this Restricted Stock Award.
     2. Section 7(a) of the Agreement is hereby amended in its entirety to read as follows:
     (a) “Change of Control” means any one of the following events:
     (i) the consummation of a transaction or series of related transactions in which a person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the Company or a subsidiary of the Company, or any employee benefit plan of the Company or a subsidiary of the Company, acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the Company’s then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities (other than in connection with a Business Combination in which clauses (1), (2) and (3) of paragraph (a)(iii) apply); or
     (ii) individuals who, as of the Effective Date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the Effective Date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than a nomination of an individual whose initial assumption of office is in connection with a solicitation with respect to the election or removal of directors of the Company in opposition to the solicitation by the Board of Directors of the Company) shall be deemed to be a member of the Incumbent Board; or
     (iii) the consummation of a reorganization, merger, statutory share exchange, consolidation or similar transaction involving the Company, a sale or other disposition in a transaction or series of related transactions of all or substantially all of the Company’s assets or the issuance by the Company of its stock in connection with the acquisition of assets or stock of another entity (each, a “Business Combination”) in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Company’s outstanding Common Stock and the Company’s outstanding voting securities immediately prior to such Business Combination beneficially own immediately after the transaction or transactions, directly or indirectly, more than 50% of the then outstanding shares of common stock and more than 50% of the combined voting power of the then outstanding voting securities (or comparable equity interests) of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one of more subsidiaries) in substantially the same proportions as their ownership of the Company’s Common Stock and voting securities immediately prior to such Business Combination, (2) no person, entity or group (other than a direct or indirect parent entity of the Company that, after giving effect to the Business Combination, beneficially owns 100% of the outstanding voting securities (or comparable equity interests) of the entity resulting from the Business Combination) beneficially owns, directly or indirectly, 35% or more of the outstanding shares of common stock or the combined voting power of the then outstanding voting securities (or comparable equity interests) of the entity resulting from such Business Combination and (3) at least a majority of the members of the board of directors (or similar governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors of the Company providing for such Business Combination; or
     (iv) approval by the stockholders of the dissolution of the Company.
     No other terms or conditions of the Agreement are amended hereby, and all such terms and conditions of the Agreement shall remain in full force and effect. The terms, provisions and agreements that are contained in this Amendment shall apply to, be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives and permitted successors and assigns,. subject to the limitation on assignment expressly set forth in the Agreement. This Amendment shall have no force or effect unless it is duly executed and delivered by the Company and the Participant.

          The Company and the Participant have caused this Amendment to be signed and delivered on the date set forth above.

IMATION CORP.

By:

Name:

Title:

PARTICIPANT

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